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                                    EXHIBIT 1


                             FIRST REFUSAL AGREEMENT


         Agreement entered into this 1st day of July, 1987, by and among Multi-Color Corporation, an Ohio corporation (hereinafter referred to as the "Company"), and John C. Court, Burton D. Morgan, John D. Littlehale, John R. Voelker, Thomas F. Costello and Philip E. Courtier (hereinafter referred to collectively as the "Shareholders" and individually as a "Shareholder");

                               W I T N E S S E T H

         WHEREAS, the Shareholders own or have the present right to acquire approximately 92 percent of the common stock of the Company ("Common Stock"); and

         WHEREAS, the Shareholders and the Company believe it to be in their best interests to make provision for future disposition of the Common Stock held by each in the Company in anticipation of a public offering of Common Stock of the Company; and

         WHEREAS, the Shareholders have previously entered into Agreements concerning their shares and are desirous of cancelling those Agreements;

         NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

         1. CANCELLATION OF PRIOR CONTRACTS. The parties agree that all prior contracts and agreements between them and the Company, and the Company and any of them individually relating directly or indirectly to the transferability of issued shares of Common Stock are hereby cancelled, and the parties release and forever discharge one another and the Company from any and all liability thereunder.

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         2. PERMITTED TRANSFERS.

         (a) Any Shareholder may sell shares of Common Stock from time to time provided that such sale complies with Sections (e)(1) and (f) of Rule 144 promulgated under the Securities Act of 1933 (the "Limitations"). The Limitations shall apply to transfers made pursuant to this paragraph (2) whether or not the provisions of such Rule or Act requires the application of the Limitations.

         (b) A Shareholder may pledge shares of Common Stock to financial institutions to secure borrowings; provided that the pledgee of such Common Stock shall become subject to the terms hereof and shall acknowledge the provisions of this Agreement in writing to the Company.

         (c) The provisions of paragraph (3) hereof shall not apply to sales of Common Stock in the Company's initial public offering made pursuant to a Registration Statement filed with the Securities and Exchange Commission.

         3. PURCHASE RIGHTS. Prior to the sale or transfer of Common Stock not described in paragraph (2) hereof by a Shareholder to any person other than the Company, the Shareholder proposing to make such sale or transfer hereby grants to the Company and the other Shareholders who are then holders of Common Stock of the Company, the right to purchase the Common Stock proposed to be sold or transferred. For such purposes, the proposing Shareholder shall submit to the Company and all other Shareholders bound by or entitled to the benefits of this Agreement a notice of proposed sale of Common Stock identifying the proposed buyer and setting forth the price and other terms and conditions of such sale on the form of notice attached as Exhibit A. Thereafter, the Company shall have the right for a period of four business days, and thereafter the Shareholders then owning Common Stock shall have the right to the extent not exercised by the Company for three additional business days, to purchase all, but not less than all, of such Common

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Stock. Each of the Shareholders, or those Shareholders desiring to purchase the shares, shall have the right to purchase such shares on a pro rata basis relative to the number of shares owned beneficially by the purchasing Shareholders. The purchase price for the Common Stock shall be the average of the bid and asked prices during the five trading days commencing on the third trading day preceding the date of notice by the Shareholder. In the event the Common Stock of the Company is traded on an exchange or otherwise quoted with last sales prices, the last sale prices for such period shall be utilized for the purpose of setting the price.

         If the Company or the Shareholders do not exercise their purchase rights within the time period set forth above, the Shareholder submitting the notice shall thereafter have the right to sell such securities upon the terms and conditions set forth in the notice for a period of ten business days thereafter. If the sale is not completed as to all or any part of the shares covered by the notice, those shares shall continue to be governed by this Agreement. The Shareholder giving the notice shall have the right to withdraw such notice at any time prior to acceptance of the right of purchase by any of the parties set forth above.

         4. ENDORSEMENT ON STOCK CERTIFICATES. Each certificate of Common Stock of the Company now or hereafter owned by Shareholders shall contain the following legend:

           The sale or transfer of the shares represented by this certificate are subject to a First Refusal Agreement entered into on July 1, 1987, a copy of which will be furnished to any holder of this certificate upon written request.

         5. EFFECTIVENESS. The provisions of this Agreement shall become effective as of the close of business on the date preceding that date on which a Registration Statement filed under the Securities Act of 1933 for a public offering of Common Stock of the Company becomes effective.

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         6. DURATION OF AGREEMENT. This Agreement shall be binding on the
Company and on each Shareholder until such time as this Agreement is terminated or modified by the written agreement of the parties hereto.

         7. MISCELLANEOUS. This Agreement shall be construed under the laws of the State of Ohio and shall be binding upon and inure to the benefit of the parties, their personal representatives, heirs, successors, transfers and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                        MULTI-COLOR CORPORATION

                                        By:  /s/ JOHN C. COURT, PRESIDENT
                                             ----------------------------
                                                 John C. Court, President


                                        SHAREHOLDERS

                                        By:   /s/ JOHN C. COURT
                                             ----------------------------
                                                  John C. Court

                                        By:  /s/ BURTON D. MORGAN
                                             ----------------------------
                                                 Burton D. Morgan

                                        By:  /s/ JOHN D. LITTLEHALE
                                             ----------------------------
                                                John D. Littlehale

                                        By:  /s/ JOHN R. VOELKER
                                             ----------------------------
                                                 John R. Voelker

                                        By:  /s/ THOMAS F. COSTELLO
                                             ----------------------------
                                                 Thomas F. Costello

                                        By:  /s/ PHILIP E. COURTIER
                                             ----------------------------
                                                 Philip E. Courtier

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                             FIRST REFUSAL AGREEMENT
                       MULTI-COLOR CORPORATION AND OTHERS
                           FORM OF NOTICE REQUIRED BY
                                    SECTION 1

Date: ______________, 1987


To:      Multi-Color Corporation and its
         Shareholders subject to a
         First Refusal Agreement dated July 1, 1987


         Please take notice that I intent to sell __________ shares of Common Stock of Multi-Color Corporation to _______________________________________
whose address is ______________________________________________________ at a
price of $________ per share.

                                   Sincerely,




                                   -----------------------------------
                                   Shareholder


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